Exhibit 99.2

First Quarter 2009 Earnings Conference Call May 5, 2009

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All such statements, other than statements of historical fact, are statements that could be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statements concerning developments, performance or industry rankings; and any statements of assumptions underlying any of the foregoing. Although we believe that the expectations set forth in these forward-looking statements are reasonable, they do involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation and the associated press release. We assume no obligation or duty and do not intend to update these forward-looking statements except as required by the securities laws. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include not only proved reserves but also other categories of reserves that the SEC's guidelines strictly prohibit the Company from including in filings with the SEC. Investors are urged to consider closely the disclosure in the Company's 2008 Form 10-K. Forward-Looking Statements

Executive Summary Summary of Q1 2009 Results (pg. 4) 2009 Outlook (pg. 6) Liquidity and Capital Resources (pg. 7) Operational Highlights by Segment Contracting Services (pg. 11) Oil & Gas (pg. 19) Non-GAAP Reconciliations (pg. 23) Questions & Answers Presentation Outline Technician servicing Canyon Offshore ROV

Highlights (A) ($ in millions, except per share data) Executive Summary Results of Helix RDS classified as discontinued operations. Reflects reversal of $73.5 million previously disputed accrued royalties. After $53 million of non-cash charges related to convertible preferred stock. See non GAAP reconciliation on slides 24-25.

First quarter results included the following matters resulting in an after tax net impact of $0.28 per share: Non-cash dividends related to convertible preferred stock totaling $53.4 million $73.5 million gain from MMS royalties reversal in early 2009 based on favorable court decision $54.6 million in mark-to-market gains on natural gas hedges Net debt balance decreased by $48 million in first quarter ($97 million on a Helix stand alone basis) Repurchase of 13.6 million Cal Dive shares by Cal Dive for proceeds of $86 million Gulf of Mexico Q1 exit production rate restored to near pre-Ike levels Oil and gas production totaled 11.9 Bcfe for Q1 2009 versus 6.4 Bcfe in Q4 2008 Avg realized price for oil $57.82 / bbl ($49.08 / bbl in Q4 2008) Avg realized price for gas $5.35 / Mcf ($6.32 / Mcf in Q4 2008) Executive Summary

Helix expects to further reduce net debt in 2009, exclusive of asset sales Capital expenditures of approximately $300 million $175 million relates to completion of three major vessel projects (Well Enhancer, Caesar and Helix Producer I) Most of remaining CAPEX is maintenance 2009 planned CAPEX spread evenly over the year 2009 oil and gas production levels expected to be between 45 - 55 Bcfe 2009 Outlook* *All estimates and commentary exclusive of Cal Dive Helix Well Ops' Intervention Riser System

$100 million paid down on revolver in Q1 $159 million of additional borrowing capacity under revolving credit facility (as of 5/4/2009) Net debt position expected to decrease further by 12/31/2009 Monetization of non-core assets would add additional liquidity and increase net debt reduction (A) Reflects impact of retrospective adoption of accounting standard which required bifurcation of Helix's convertible senior notes between debt and equity components. Impact on first quarter 2009 and fourth quarter 2008 was reduction in debt totaling $32.9 million and $34.8 million, respectively. Liquidity and Capital Resources* *All amounts, estimates and commentary exclusive of Cal Dive Helix Stand Alone* Caesar undergoing conversion in China

Approximately 80% of estimated remaining 2009 oil and gas production hedged (see detailed schedule on slide 22 for current hedge positions) Company is focused on efforts to monetize non-core assets and businesses Helix RDS, reservoir consulting group, sold for $25 million on April 27, 2009 Oil and gas assets East Cameron 316 sale in February 2009 ($18 million) Cal Dive (51% owned subsidiary) Sold 13.6 million shares of Cal Dive common stock to Cal Dive for gross proceeds of $86 million in January 2009 Monetization of some or all non-core assets would accelerate debt reduction and bolster liquidity Liquidity and Capital Resources

Company is in compliance as of 3/31/2009, and based on current forecasts expects to be in compliance throughout 2009 Liquidity and Capital Resources Covenant Test Explanation Collateral Coverage Ratio > 1.75 : 1 Basket of collateral to Senior Secured Debt Fixed Charge Coverage Ratio > 2.75 : 1 Consolidated EBITDA (incl. Cal Dive %) to consolidated interest charges Consolidated Leverage Ratio < 3.5 : 1 Consolidated EBITDA (incl. Cal Dive %) to consolidated debt Key Credit Facility Covenants

Credit Facilities, Commitments and Amortization $420 Million Revolving Credit Facility - committed facility through June 2011. No required amortization. $159 million available as of 5/4/09. $418 Million Term Loan B - committed facility through June 2013. $4.3 million amortization annually. $550 Million High Yield Notes - Interest only until maturity (2016) or called by Helix. First Helix call date is 2012. $300 Million Convertible Notes - Interest only until put by noteholders or called by Helix. First put/call date is 2012, although noteholders have the right to convert prior to that date if certain stock price triggers are met ($38.56). $121 Million MARAD - Original 25 year term; matures February 2027. $4.3 million principal payments annually. Liquidity and Capital Resources* *Amounts exclusive of Cal Dive

Canyon Offshore ROV spread mobilizing for ENI Pegasus project in the Gulf of Mexico Operational Highlights- Contracting Services

Subsea Construction Intrepid worked in GOM for ENI and Anadarko Express, REM Forza and Olympic Canyon working on Reliance Industries KGD6 project and were instrumental in achieving first gas on April 1. Helix installed the following structures: 30 umbilicals from 30 meters to 7 kilometers in length 11 suction piles 10 subsea structures Fabricated and installed 21 out of 56 rigid jumpers, from 6 to 24 inches in diameter Contracting Services 24-inch deepwater jumper being installed by Express on Reliance KGD6 Project offshore India

Robotics Island Pioneer worked on various trenching projects in the North Sea in January and February before going into dry-dock in March. Vessel departed to India late March for trenching job for Reliance Industries Olympic Triton and Northern Canyon enjoyed decent utilization on deepwater projects in the Gulf of Mexico Olympic Canyon continued to operate in the Bay of Bengal under long term charter Seacor Canyon didn't contribute in the first quarter but is currently working for client in Southeast Asia on 50 day project. Contracting Services Olympic Triton ROV support vessel

Well Ops Q4000 was out of service for nearly one month to install new thruster (leftover work from 2008 marine upgrades) and worked in the other months for Shell on well intervention projects and for ENI on the Longhorn project Seawell had a successful quarter in the North Sea after a slow start Contracting Services Q4000 installing ENI Longhorn manifold

($ in millions, except percentages) Contracting Services (A) Results of Helix RDS classified as discontinued operations. See non-GAAP reconciliation on slides 24-25. Amounts are prior to intercompany eliminations. Includes corporate and operational support overheads. Amounts primarily represent equity in earnings of Marco Polo and Independence Hub investments.

Revenue and Gross Profit by Division ($ in millions) Contracting Services (A) Results of Helix RDS classified as discontinued operations. Amounts are before intercompany eliminations. See non-GAAP reconciliation on slides 24-25. Includes corporate and operational support overheads.

Contracting Services

Assets Under Construction Contracting Services Caesar Conversion in progress in COSCO shipyard Transits to Gulf of Mexico following conversion and sea trials scheduled for fourth quarter 2009 Well Enhancer Vessel has been delivered by shipyard Tower installation and commissioning complete SIL stack and control systems are undergoing systems integration test Remaining outfitting and commissioning work includes deck skidding systems, dive systems and mezzanine decks/tankage Vessel safety case has been accepted by UK Health & Safety Helix Producer I Vessel en route to Gulf of Mexico for topside production equipment installation

Phoenix field development Operational Highlights- Oil and Gas

Financial Highlights Oil & Gas Reflects reversal of $73.5 million previously disputed accrued royalties. Includes UK production of 0.1 Bcfe in Q1 2009 and 0.2 Bcfe in Q1 2008. Including hedge impact.

Operating Costs ($ in millions, except per Mcfe data) Oil & Gas Includes accretion expense. Fourth quarter 2008 DD&A rate negatively impacted by two near end of life producing fields with high depletion rates. Excludes exploration expenses of $0.5, $1.9 and $27.0 million, and abandonment of $0.7, $0.7 and $6.0 million for the quarters ended March 31, 2009, March 31, 2008 and December 31, 2008, respectively. Includes hurricane related repairs of $12.7, $0.2 and $20.2 million, net of insurance recoveries of $3.1, $0 and $4.3 million, for the quarters ended March 31, 2009, March 31, 2008 and December 31, 2008, respectively.

Summary of Apr 2009-Dec 2010 Hedging Positions

Caesar undergoing conversion in China Non GAAP Reconciliations

Adjusted EBITDAX ($ in millions) Non GAAP Reconciliations

Revenue and Gross Profit As Reported ($ in millions) Non GAAP Reconciliations

Helix Energy Solutions